Exhibit 1.1


                                  LOEWS CORPORATION

                              (a Delaware corporation)

                      $1,000,000,000 aggregate principal amount
                   3-1/8% Exchangeable Subordinated Notes due 2007

                               UNDERWRITING AGREEMENT



                                                 September 16, 1997


         To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

         Ladies and Gentlemen:

              Loews Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities"), which may be senior or subordinated debt securities (the "Debt Securities") or any combination thereof.

              The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture, dated as of March 1, 1986, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), as supplemented by a first supplemental indenture, dated March 30, 1993, between the Company and the Trustee and a second supplemental indenture, dated as of February 18, 1997, between the Company and the Trustee (such Indenture, as supplemented, is referred to as the "Senior Indenture"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture, dated as of December 1, 1985, between the Company and the Trustee, as supplemented by a first supplemental indenture, dated as of February 18, 1997, between the Company and the Trustee, a second supplemental indenture, dated as of February 18, 1997, between the Company and the Trustee and a third supplemental indenture, dated as of September 19, 1997, between the Company and the Trustee (such Indenture, as supplemented, is referred to as the "Subordinated Indenture," and collectively with the Senior Indenture, the "Indentures," and each, an "Indenture"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.





              As used herein, "Securities" means the Senior Debt Securities or Subordinated Debt Securities, or any combination thereof, initially issuable by the Company and, if Securities are convertible or exchangeable, "Underlying Securities" means the securities (of the Company or another issuer) issuable upon conversion or exchange of the Senior Debt Securities or Subordinated Debt Securities, as applicable.

              Schedule I hereto specifies the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Underwriting Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover overallotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities.

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-22113) for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Act (the "Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Underwriting Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Act Regulations (the "Rule 430A Information") or Rule 434(d) of the Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Final Prospectus"; provided, however, that all references to the "Registration Statement" and the "Final Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the execution of this Underwriting Agreement; provided further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided further, that if the Company elects to rely upon







         Rule 434 of the Act Regulations, then all references to "Final Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the Act Regulations, and all references in this Underwriting Agreement to the date of the Final Prospectus shall mean the date of the Term Sheet. A "Preliminary Prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Underwriting Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Final Prospectus, Term Sheet or Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Notwithstanding anything to the contrary in this Underwriting Agreement, if any revised Term Sheet, Preliminary Prospectus or Final Prospectus, as the case may be, shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act Regulations), the terms "Term Sheet," "Preliminary Prospectus" or "Final Prospectus," as the case may be, shall refer to such revised "Term Sheet," "Preliminary Prospectus" or "Final Prospectus" from and after the time it is first provided to the Underwriters for such use. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, Term Sheet, any Preliminary Prospectus or the Final Prospectus, unless otherwise expressly provided therein, shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Underwriting Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

              All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Final Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Final Prospectus or Preliminary Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Final Prospectus or Preliminary Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Final Prospectus or Preliminary Prospectus, as the case may be.

              1A. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that:







              (a) The Company meets the requirements for use of Form S-3 under the Act.

              (b) This Underwriting Agreement has been duly authorized, executed and delivered by the Company. The Indenture is substantially in the form filed as an exhibit to the Registration Statement at the time the Registration Statement became effective (other than insofar as the Indenture has been modified by a supplemental Indenture), and, has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. An Amendment to the Registration Rights Agreement, dated October 16, 1995, between the Company and Diamond Offshore Drilling, Inc. ("Diamond Offshore"), in the form of Exhibit A hereto, has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company (as so amended, such Registration Rights Agreement is referred to as the "Amended Registration Rights Agreement").

              (c) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture has been duly qualified under the Trust Indenture Act.

              At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the "Trust Indenture Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Final Prospectus, at the Closing Date and at each Date of Delivery, if any, the Final Prospectus and any amendments and supplements thereto did not and will not include an untrue statement







         of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection (c) shall not apply to (i) statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Final Prospectus or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

              Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act Regulations and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus as of the date hereof, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

              (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of material property or the conduct of material business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

              (f) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. Such Underwritten







         Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) governmental authority to limit, delay or prohibit the making of payments outside the United States and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

              (g) The Underwritten Securities being sold pursuant to this Underwriting Agreement and each applicable Indenture, as of the date of the Final Prospectus, will conform in all material respects to the statements relating thereto contained in the Final Prospectus. The Underwritten Securities will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

              (h) The execution and delivery of this Underwriting Agreement, each applicable Indenture, the Amended Registration Rights Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Final Prospectus and the consummation of the transaction contemplated herein and in the Registration Statement and the Final Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreements or instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

              (i) The statements set forth in the Final Prospectus under the captions "Description of Senior Debt Securities", "Description of Subordinated Debt Securities", "Description of Preferred Stock", "Description of Common Stock", "Description of the Notes" and "Description of Diamond Offshore Capital Stock",







         insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair.

              (j) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

              1B. Representations and Warranties of Diamond Offshore. Diamond Offshore represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that:

                   (a) Diamond Offshore's annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"), its definitive proxy statement on Schedule 14A filed with the Commission on April 1, 1997, its quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and any current reports on Form 8-K filed by Diamond Offshore subsequent to the Form 10-K are hereinafter referred to collectively as the "Exchange Act Reports". The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not, and on the date of the Final Prospectus, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the extent that any statement made or omitted in the Registration Statement, the Final Prospectus or any amendment or supplement thereto are made or omitted in reliance upon and in conformity with written information furnished to the Company by Diamond Offshore expressly for use therein, such Registration Statement did, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the Act Regulations and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (b) Diamond Offshore has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus; and Diamond Offshore is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure of Diamond Offshore to be so qualified would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries, taken as a whole.







                   (c) Each subsidiary of Diamond Offshore has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus; and each subsidiary of Diamond Offshore is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure of such subsidiary to be so qualified would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock of each subsidiary of Diamond Offshore has been duly authorized and validly issued and is fully paid and nonassessable, except where the failure of such capital stock to have been so authorized and issued would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries, taken as a whole; and the capital stock of each subsidiary owned by Diamond Offshore, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except where the failure of Diamond Offshore to so own such capital stock would not have a material adverse effect on the business, operations, properties or financial condition of Diamond Offshore and its subsidiaries, taken as a whole.

                   (d) The Amended Registration Rights Agreement has been duly authorized by Diamond Offshore and, on the Closing Date, will be duly executed and delivered by Diamond Offshore.

                   (e) The Underlying Securities deliverable upon exchange of the Underwritten Securities and all other outstanding shares of capital stock of Diamond Offshore have been duly authorized and are validly issued, fully paid and nonassessable; the Underlying Securities conform to the description thereof contained in the Final Prospectus and, when delivered in accordance with the terms of the related Underwritten Securities, will conform to the description thereof contained in the Final Prospectus as the same may be amended or supplemented; and the stockholders of Diamond Offshore have no preemptive rights with respect to the Underlying Securities.

                   (f) Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between Diamond Offshore and any person that would give rise to a valid claim against Diamond Offshore or any Underwriter for a brokerage commission, finder's fee or other like payment relating to the issuance of the Underwritten Securities or the exchange thereof for the Underlying Securities.

                   (g) Except for the Amended Registration Rights Agreement, there are no currently effective contracts, agreements or understandings between Diamond







              Offshore and any person granting such person the right to require Diamond Offshore to file a registration statement under the Act with respect to any securities of Diamond Offshore owned or to be owned by such person or to require Diamond Offshore to include such securities in any securities being registered pursuant to any registration statement filed by Diamond Offshore under the Act.

                   (h) The outstanding shares of common stock of Diamond Offshore, including the Underlying Securities, are listed on the New York Stock Exchange.

                   (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained by Diamond Offshore for the consummation of the transactions contemplated by this Underwriting Agreement or in connection with the exchange of the Underwritten Securities for the Underlying Securities, except such as have been (or, under the Amended Registration Rights Agreement, will have been) obtained and made under the Act and such as may be required under state securities laws.

                   (j) The execution, delivery and performance of the Amended Registration Rights Agreement and this Underwriting Agreement and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Diamond Offshore or any of its subsidiaries is a party or by which Diamond Offshore or any of its subsidiaries is bound, or to which any of the property or assets of Diamond Offshore or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of Diamond Offshore or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Diamond Offshore or any of its subsidiaries or the property of Diamond Offshore or any of its subsidiaries except, in each case other than with respect to such charter or bylaws, which conflict, breach or default or violation would not impair Diamond Offshore's or any of its subsidiaries' ability to perform the obligations hereunder or have any material adverse effect upon the consummation of the transactions contemplated hereby or any Underwriter.

                   (k) This Underwriting Agreement has been duly authorized, executed and delivered by Diamond Offshore.

                   (l) Except as disclosed in the Exchange Act Reports or the Final Prospectus and except for Permitted Liens, as such term is defined below, Diamond Offshore and its subsidiaries have good and marketable title to all offshore drilling rigs described as being owned by them in the Exchange Act Reports or the Final Prospectus, and good and marketable title to all real property and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially







              affect the value thereof, taken as a whole, or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Exchange Act Reports or the Final Prospectus, Diamond Offshore and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions to such validity or enforceability that would materially interfere with the use made or to be made thereof by them. "Permitted Liens" means
              (i) liens for taxes not yet due or liens that have not been filed for taxes that are being contested in good faith and by appropriate proceedings diligently prosecuted; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, maritime, statutory or other like liens arising in the ordinary course of business that are not overdue for more than 30 days or that are being contested in good faith and by appropriate proceedings diligently prosecuted; (iii) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; and (iv) deposits to secure the performance of bids, contracts in the ordinary course of business (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds, and other obligations of a like nature that are incurred in the ordinary course of business.

                   (m) Diamond Offshore and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in all material respects and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Diamond Offshore or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on Diamond Offshore and its subsidiaries taken as a whole.

                   (n) No labor dispute with the employees of Diamond Offshore or any subsidiary exists or, to the knowledge of Diamond Offshore, is imminent that would reasonably be expected to have a material adverse effect on Diamond Offshore and its subsidiaries taken as a whole.

                   (o) Diamond Offshore and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Diamond Offshore or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on Diamond Offshore and its subsidiaries taken as a whole.

                   (p) Except as disclosed in the Exchange Act Reports or the Final Prospectus, neither Diamond Offshore nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court,







              domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on Diamond Offshore and its subsidiaries taken as a whole; and Diamond Offshore is not aware of any pending investigation which might lead to such a claim.

                   (q) There are no pending actions, suits or proceedings against or affecting Diamond Offshore, any of its subsidiaries or any of their respective properties except as disclosed in the Exchange Act Reports or the Final Prospectus, or as individually or in the aggregate do not now have and, to the best knowledge of Diamond Offshore, are not reasonably expected in the future to have a material adverse effect on the condition (financial or other), business, properties or results of operations of Diamond Offshore and its subsidiaries taken as a whole, or would materially and adversely affect the ability of Diamond Offshore to perform its obligations under the Amended Registration Rights Agreement or this Underwriting Agreement, or which are otherwise material in the context of the sale of the Underwritten Securities; and no such actions, suits or proceedings are, to Diamond Offshore's knowledge, threatened or contemplated.

                   (r) The financial statements included in the Exchange Act Reports present fairly in all material respects the financial position of Diamond Offshore and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Exchange Act Reports present fairly the information required to be stated therein; and if pro forma financial statements are included in the Exchange Act Reports, the assumptions used in preparing the pro forma financial statements included in the Exchange Act Reports provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions in all material respects, and the pro forma columns therein reflect the proper application in all material respects of those adjustments to the corresponding historical financial statement amounts.

                   (s) Except as disclosed in the Exchange Act Reports, since the date of the latest audited financial statements included in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or







              results of operations of Diamond Offshore and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by Diamond Offshore on any class of its capital stock.

                   (t) Diamond Offshore is not and, after giving effect to the transactions contemplated by this Underwriting Agreement, will not be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   (u) Neither Diamond Offshore nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                   (v) No consent or approval of any federal governmental agency with respect to any federal maritime law matter is required in connection with performance by Diamond Offshore of its obligations under this Underwriting Agreement, and the execution, delivery, and performance by Diamond Offshore and the consummation of the transactions contemplated thereby will not violate any existing federal maritime laws, including, without limitation, the Shipping Act, 1916, as amended, and the rules and regulations of the Maritime Administration (MarAd) and the United States Coast Guard.

              2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Underwritten Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto less the respective amounts of Contract Securities (as hereinafter defined) determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the "Underwritten Securities" and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities."

              In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in Schedule I, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten







         Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of this Underwriting Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that amount which shall bear the same proportion to the total principal amount of Option Underwritten Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount of Securities set forth in
         Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing.

              If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will enter into Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in
         Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount of Securities set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that, subject to Section 9 hereof, the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal







         amount of Securities set forth in Schedule II hereto less the aggregate principal amount of Contract Securities.

              3. Delivery and Payment. Delivery of and payment for the Underwritten Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Securities being herein called the "Closing Date"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the location set forth on Schedule I, or at such other place as shall be agreed upon by the Representatives and the Company, as specified in the notice from the Representatives to the Company.

              Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

              Certificates for the Underwritten Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date. The Company agrees to have the Underwritten Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

              4. Agreements. (a) The Company agrees with the several Underwriters that:

                   (i) Until the earlier of (X) the termination of the offering of the Underwritten Securities, and (Y) six months from the date of this Underwriting Agreement, the Company will not file any amendment (other than amendments resulting from the filing of the documents incorporated by reference pursuant to Item 12 of Form S-3 under the Act) of the Registration Statement or the Final Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will promptly advise the Representatives (A) when the Final Prospectus shall have been filed with the Commission pursuant to







              Rule 424, (B) when any amendment to the Registration Statement relating to the Underwritten Securities shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (ii) If, at any time when a prospectus relating to the Underwritten Securities is required to be delivered under the Act, any event occurs as a result of which, the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a)(i) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                 (iii) The Company will comply with the Act and the Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Final Prospectus. If at any time when the Final Prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(a)(i),







              such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (iv) The Company will make generally available to its securityholders and to the Representatives not later than 90 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                   (v) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and each amendment to the Registration Statement which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will pay the expenses of printing or other production of all documents relating to the offering. The Final Prospectus and copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (vi) The Company will arrange for the qualification of the Underwritten Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities and will arrange for the determination of the legality of the Underwritten Securities for purchase by institutional investors; provided, however, the Company shall not be obligated to file any general consent to service of process under the laws of any such jurisdiction, subject itself to taxation as doing business in any such jurisdiction, or qualify to do business as a foreign corporation in any such jurisdiction. The Company will pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification (such expenses, fees and disbursements not to exceed in the aggregate $5,000).

                 (vii) The Company, during the period when the Final Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents







              required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act
              Regulations.

                (viii) During the period beginning from the date of the Final Prospectus and continuing to and including the date 90 days after the date of the Final Prospectus, neither the Company nor its subsidiaries will offer, sell, contract to sell or otherwise dispose of any shares of the Underlying Securities or any securities of Diamond Offshore or the Company which are substantially similar to the Underwritten Securities or the Underlying Securities or which are convertible into or exchangeable for the Underlying Securities or securities which are substantially similar to the Underwritten Securities or shares of the Underlying Securities (the "lock-up restriction") without the prior written consent of the Representatives (other than (i) pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of the Final Prospectus or (ii) the issuance of securities registered on Form S-4 issued in connection with an acquisition, merger or similar transaction, in which event an acquiror of such securities who is, or would by virtue of such acquisition be, an affiliate of the issuer, agrees to the foregoing lock-up restriction for the remainder of the 90-day period), except for the Underwritten Securities offered in connection with the offering.

                  (ix) The Company will keep available at all times such number of shares of Underlying Securities sufficient to enable the Company to satisfy its obligations under the terms of the Underwritten Securities.

                   (x) The Company will use reasonable efforts to cause its ownership of shares of the common stock, par value $.01 per share, of Diamond Offshore ("Diamond Offshore Common Stock") not to be less than 50% of the issued and outstanding shares of Diamond Offshore Common Stock at the Closing Date.

              (b) Diamond Offshore agrees with the several Underwriters that:

                   (i) Diamond Offshore shall cooperate with the Company to effect compliance with the covenants and agreements set forth in Sections (4)(a)(i),(ii) and (iii).

                  (ii) Until the termination of the offering of the Underwritten Securities and the Underlying Securities, Diamond Offshore will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                 (iii) During the period beginning from the date of the Final Prospectus and







              continuing to and including the date 90 days after the date of the Final Prospectus, neither Diamond Offshore nor its subsidiaries will offer, sell, contract to sell or otherwise dispose of any shares of the Underlying Securities or any securities of Diamond Offshore or the Company which are substantially similar to the Underwritten Securities or the Underlying Securities or which are convertible into or exchangeable for the Underlying Securities or securities which are substantially similar to the Underwritten Securities or shares of the Underlying Securities (the "lock-up restriction") without the prior written consent of the Representatives (other than (i) pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of the Final Prospectus or (ii) the issuance of securities registered on Form S-4 issued in connection with an acquisition, merger or similar transaction, in which event an acquiror of such securities who is, or would by virtue of such acquisition be, an affiliate of the issuer, agrees to the foregoing lock-up restriction for the remainder of the 90-day period), except for the Underwritten Securities offered in connection with the offering.

                  (iv) Diamond Offshore hereby covenants with the Underwriters that it shall comply with all its obligations under the Amended Registration Rights Agreement, including without limitation all provisions relating to the timely filing with (and the declaration of effectiveness by) the Commission of a shelf registration statement in respect of the Underlying Securities.

              5. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Underwritten Securities for sale to the public as set forth in the Final Prospectus.

              6. Payment of Expenses. The Company agrees with the Underwriters that it will pay or cause the payment on its behalf of all expenses incident to the performance of its obligations under this Underwriting Agreement, including (a) the preparation, printing, filing and mailing of the Registration Statement as originally filed and of each amendment thereto; (b) the printing of this Underwriting Agreement, any applicable Indentures and any blue sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Underwritten Securities; (c) the preparation, issuance, and delivery to the Underwriters of the certificates for the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters; (d) the fees and disbursements of the Company's counsel and accountants; (e) the qualification of the Securities under state securities laws in accordance with this Underwriting Agreement, including filing fees and the fee and disbursements of your counsel in connection therewith and in connection with the preparation of the blue sky and legal investment surveys in accordance with Section 4(a)(vi); (f) the printing and delivery to you of copies of the Registration Statement as







         originally filed and of each amendment thereto, of the Preliminary Prospectuses, and of the Final Prospectus and any amendments or supplements thereto; (g) the costs of preparing the Securities;
         (h) the fees, if any, of the National Association of Securities Dealers, Inc. and the New York Stock Exchange; (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture; (j) if the Company determines to request rating of the Underwritten Securities by particular rating agencies, any fees payable in connection with such rating of the Underwritten Securities by such rating agencies; and (k) the fees and expenses incurred, if any, in connection with the listing of the Underwritten Securities. Diamond Offshore agrees with the Underwriters that it will pay or cause the payment on its behalf of all expenses incident to the performance of its obligations under this Underwriting Agreement. It is understood that the Company and Diamond Offshore have separately agreed between themselves as to their respective responsibilities to pay expenses in the Amended Registration Rights Agreement. The Underwriters agree to make a payment to the Company in lieu of reimbursement of expenses incurred in connection with the offering and sale of the Underwritten Securities.

              7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and Diamond Offshore contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein), as of the date of the filing by Diamond Offshore of any document under the Exchange Act and the Exchange Act Regulations, and as of the Closing Date, to the accuracy of the statements of the Company and Diamond Offshore made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and Diamond Offshore of its obligations hereunder and to the following additional conditions:

                   (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

                   (b)  The Company shall have furnished to the
              Representatives the opinion of Barry







              Hirsch, General Counsel for the Company, dated the Closing Date, to the effect that:

                        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business where the failure to be in good standing or so qualified would result in a Material Adverse Effect;

                       (ii)  each of Lorillard, Inc., CNA Financial
                   Corporation and Diamond Offshore (each a "Subsidiary" and together the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business where the failure to be in good standing or so qualified would have a Material Adverse Effect;

                      (iii) all the outstanding shares of capital stock of each Subsidiary that are owned by the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                       (iv) the Underwritten Securities conform in all material respects to the description thereof contained in the Final Prospectus;

                        (v) the Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except







                   further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture;

                       (vi)  the applicable Indenture has been duly
                   authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                      (vii) the Amended Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

                     (viii) there is no pending or, to the best knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters in all material respects;

                       (ix) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, as of its date and as of the date hereof, includes any untrue statement of a material fact or omits to state a material







                   fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (x) this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                       (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in the Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Underwritten Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                      (xii) neither the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under the Restated Certificate of Incorporation or By-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company; and

                     (xiii) the Company is not now, and upon the sale of the Underwritten Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Final Prospectus under "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the corporate laws of the State of Delaware and the laws of the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

              (c)(I) The Representatives shall have received an opinion, dated such Closing Date, of Weil, Gotshal & Manges LLP, counsel to Diamond Offshore, to the effect that:

                   (i) Diamond Offshore is a corporation duly organized, validly existing and in







              good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus;

                  (ii) all of the outstanding shares of Diamond Offshore Common Stock (including the Underlying Securities) have been duly authorized and validly issued, are fully paid and non-assessable, are free of any preemptive rights pursuant to law or Diamond Offshore's Restated Certificate of Incorporation and conform as to legal matters in all material respects to the description thereof contained in the Final Prospectus;

                 (iii) Diamond Offshore has all requisite corporate power and authority to execute and deliver each of the Underwriting Agreement and the Amended Registration Rights Agreement and to perform its obligations thereunder. The execution, delivery and performance of each of the Underwriting Agreement and the Amended Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of Diamond Offshore. Each of the Underwriting Agreement and the Amended Registration Rights Agreement has been duly executed and delivered by Diamond Offshore;

                  (iv) the execution, delivery and performance by Diamond Offshore of each of the Underwriting Agreement and the Amended Registration Rights Agreement and the compliance by Diamond Offshore with the provisions of each of the Underwriting Agreement and the Amended Registration Rights Agreement and the consummation of the transactions contemplated thereby will not conflict with, constitute a default under or result in a breach or violation of (a) any of the terms, conditions or provisions of the Restated Certificate of Incorporation or Amended By-Laws, as amended, of Diamond Offshore, (b) any New York, Texas, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which such counsel need express no opinion in this sentence, and the Shipping Act, 1916, as amended, as to which such counsel need express no opinion), or (c) any judgment, writ, injunction, decree, order or ruling of any federal or state court or governmental authority binding on Diamond Offshore or any of it properties which remains unsatisfied and unperformed on the Closing Date and of which such counsel is aware, except in each case other than with respect to clause (a), any such conflict, default, breach or violation as would not impair Diamond Offshore's ability to perform its obligations under the Underwriting Agreement or the Amended Registration Rights Agreement or have any material adverse effect upon the consummation of the transactions contemplated by the Underwriting Agreement or the Amended Registration Rights Agreement;

                   (v) no consent, approval, waiver, license, order or authorization or other







              action by or filing with any New York, Texas, Delaware corporate or federal governmental agency, body or court is required in connection with the execution and delivery by Diamond Offshore of the Underwriting Agreement or the Amended Registration Rights Agreement, or for the consummation by Diamond Offshore of the transactions contemplated thereby, except for filings and other action required pursuant to federal and state securities or blue sky laws, as to which such counsel need express no opinion, or the Shipping Act, 1916, as amended, as to which such counsel need express no opinion, and those already obtained and made under the Act or the Delaware General Corporation Law ("DGCL");

                  (vi) Diamond Offshore is not (A) an "investment company" or an entity "controlled" by an "investment company" under the Investment Company Act, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Investment Company Act") or (B) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Holding Company Act") (in rendering such opinion, such counsel may assume that the Company (x) is not and is not controlled by an "investment company" under the Investment Company Act and
              (y) is not a "holding company" or a "subsidiary company" or an "affiliate" of a holding company under the Holding Company
              Act);

                 (vii) the statements in the Final Prospectus under the caption "Description of Diamond Offshore Capital Stock", insofar as they constitute descriptions of Diamond Offshore Common Stock or refer to statements of laws or legal conclusions under the DGCL, constitute fair summaries thereof in all material respects. The statements in the Final Prospectus under the caption "The Company and Relationship with Diamond Offshore", insofar as they constitute descriptions of the Amended Registration Rights Agreement, constitute fair summaries thereof in all material respects;

              In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and Diamond Offshore, independent public accountants for Diamond Offshore, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of such statements contained in the Registration Statement or the Final Prospectus, such counsel shall advise you, on the basis of the foregoing that no facts have come to such counsel's attention which lead such counsel to believe that







         the Final Prospectus, as of the date of the Underwriting Agreement or as of such Closing Date contained or contains an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need only express such views in respect of information relating to Diamond Offshore that is included in the Final Prospectus and need express no opinion as to the financial statements and related notes or the other financial, statistical and accounting data stated or omitted in the Final Prospectus);

              (c)(II) The Representatives shall have received an opinion, dated such Closing Date, of the Vice President and General Counsel of Diamond Offshore, to the effect that:

                   (i) Diamond Offshore is duly qualified to transact business as a foreign corporation in good standing in all jurisdictions other than the State of Delaware in which its ownership or lease of property or the conduct of its business requires such qualification, except those jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries taken as a whole;

                  (ii) all of the issued and outstanding shares of capital stock of each subsidiary of Diamond Offshore listed on
              Schedule III hereto (each, a "DO Subsidiary" and collectively the "DO Subsidiaries") are owned, directly or indirectly, of record and beneficially by Diamond Offshore, free and clear of all liens, claims, limitations on voting rights, options, security interests and other encumbrances and have been duly authorized, validly issued, and are fully paid and nonassessable, except to the extent that any such liens, claims, limitations, options, security interests and other encumbrances, individually or in the aggregate, would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries, taken as a whole;

                 (iii) each DO Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each DO Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each state listed by such DO Subsidiary's name on Schedule III hereto, such states being the only states in which each DO Subsidiary is required to be qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of Diamond Offshore and its subsidiaries, taken as a whole;

                  (iv) no consent or approval of any federal governmental agency with respect to any federal maritime law matter is required in connection with performance by Diamond Offshore of its obligations under the Underwriting Agreement or the Amended Registration Rights Agreement; and the execution, delivery, and







              performance by Diamond Offshore and the consummation of the transactions contemplated thereby will not violate any existing federal maritime laws, including, without limitation, the Shipping Act, 1916, as amended, and the rules and regulations of the Maritime Administration (MarAd) and the United States Coast Guard; and

                   (v) there is no pending or, to the best knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Diamond Offshore or any DO Subsidiary of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus; and the statements included or incorporated in the Final Prospectus describing any legal proceedings relating to Diamond Offshore fairly summarize such matters in all material respects.

              In rendering such opinion, such Vice President and General Counsel may rely as to the incorporation of Diamond Offshore, the authorization, execution and delivery of the Underwriting Agreement and the Amended Registration Rights Agreement and all other matters acceptable to the Representatives upon an opinion of counsel satisfactory to the Representatives, a copy of which shall be delivered concurrently with the opinion of such Vice President and General Counsel.

              The Representatives shall have also received an opinion, dated such Closing Date, of Nabarro Nathanson, special English counsel to Diamond Offshore, to the effect that each of Diamond Offshore Limited and Diamond Offshore (UK) Limited, each of which is a subsidiary of Diamond Offshore incorporated under the laws of the United Kingdom, (i) is duly incorporated and validly exists under the laws of England and Wales and (ii) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now carried on.

              (d) The Representatives shall have received from each of Mayer, Brown & Platt, Andrews & Kurth L.L.P., and Sullivan & Cromwell, counsel for the Underwriters, such opinions, dated the Closing Date, with respect to the incorporation of the Company and of Diamond Offshore, the validity of the Indenture, the Securities and the Underlying Securities, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company and Diamond Offshore shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (e) The Company shall have furnished to the Representatives a certificate of a Co-Chairman of the Board, the President or a Vice President, and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Underwriting Agreement and that:








                   (i) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, there has been no Material Adverse Effect, except as set forth in the Final Prospectus.

              (f) Diamond Offshore shall have furnished to the Representatives a certificate, dated the Closing Date, of the President, any Senior Vice President, the Treasurer or any Vice President and a principal financial or accounting officer of Diamond Offshore in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of Diamond Offshore in this Underwriting Agreement are true and correct, that Diamond Offshore has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the Exchange Act Reports, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Diamond Offshore and its subsidiaries taken as a whole except as set forth in or contemplated by the Final Prospectus or as described in such certificate.

              (g) At the Closing Date, the Company's independent accountants shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                   (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (ii) on the basis of a reading of the amounts included or incorporated in the







              Registration Statement and the Final Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

                        (1)  the amounts in the unaudited Selected
                   Consolidated Financial Data and Capitalization, if any, included in the Registration Statement and the Final Prospectus and the amounts included or incorporated in the Registration Statement and the Final Prospectus in response to Item 301 of Regulation S-K, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                        (2) any unaudited financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not stated (except as permitted by Form 10-Q) in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

                        (3) with respect to the period subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, or in total or per share amounts of income before income taxes or of net income, of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which







                   case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 6, and 7 of the Company's annual report on Form 10-K, incorporated in the Registration Statement and the Final Prospectus, or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's quarterly reports on Form 10-Q or in any Form 8-K, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

              References to the Registration Statement and the Final Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the letter.

              (h) At the Closing Date, Diamond Offshore's independent accountants shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, with respect to such matters and in such form as the Representatives reasonably request.

              In addition, except as provided in Schedule I hereto, at the time this Underwriting Agreement is executed, each of the Company's and Diamond Offshore's independent public accountants shall have furnished to the Representatives a letter or letters, dated the date of this Underwriting Agreement, in form and substance satisfactory to the Representatives, to the effect set forth above in paragraphs (g) and (h) of this Section 7.

              (i) Since the respective dates as of which information is given in the Final Prospectus as amended prior to the date of this Underwriting Agreement there shall not have been any change in the capital stock or long-term debt of the Company or Diamond Offshore or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, Diamond Offshore and their respective subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus as amended prior to the date of this Underwriting Agreement, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Final Prospectus as first amended or supplemented relating to the Underwritten Securities;







              (j) On or after the date of this Underwriting Agreement, no downgrading shall have occurred in the rating accorded the Company's or Diamond Offshore's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

              (k) On or after the date of this Underwriting Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's or Diamond Offshore's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Final Prospectus as first amended or supplemented relating to the Underwritten Securities;

              (l) the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange;

              (m) the Amended Registration Rights Agreement shall have been duly executed and delivered by each of the Company and Diamond Offshore;

              (n) In the event that the Underwriters are granted an over-allotment option by the Company and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company and of Diamond Offshore contained herein and the statements in any certificates furnished by the Company or Diamond Offshore hereunder shall be true and correct as of each Closing Date, and, at the relevant Closing Date, the Representatives shall have received:

                   (i) A certificate, dated such Closing Date, of a Co-Chairman of the Board, the President or a Vice President of the Company and the principal financial officer or accounting officer of the Company, confirming that the certificate delivered at the Closing Date pursuant to Section 7(e) hereof remains true and correct as of such Closing Date.

                  (ii) A certificate, dated such Closing Date, of the President, any Senior Vice President, the Treasurer or any Vice President and a principal financial or accounting officer of Diamond Offshore, confirming that the certificate delivered at the Closing Date pursuant to Section 7(f) hereof remains true and correct as of such Closing Date.







                 (iii) The opinion of the General Counsel for the Company, dated the Closing Date, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 7(b) hereof.

                  (iv) The opinion of Weil, Gotshal & Manges LLP, dated the Closing Date, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 7(c)(I) hereof.

                   (v) The opinion of the Vice President and General Counsel of Diamond Offshore, dated the Closing Date, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 7(c)(II) hereof.

                  (vi) The opinions of the counsel for the Underwriters, dated the Closing Date, relating to the Option Underwritten Securities and otherwise to the same effect as the opinions required by Section 7(d) hereof.

                 (vii) A letter from the Company's independent accountants, in form and substance satisfactory to the Representatives and dated such Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(g) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Closing Date.

                (viii) A letter from Diamond Offshore's independent accountants, in form and substance satisfactory to the Representatives and dated such Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(h) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Closing Date.

              (o) Prior to the Closing Date, each of the Company and Diamond Offshore shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

              (p) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

              If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the







         Representatives and their counsel, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telecopy confirmed in writing.

              8. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, or because of the termination of this Underwriting Agreement under
         Section 11, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Securities; such obligation of the Company to reimburse the Underwriters shall serve as the exclusive remedy of the Underwriters with respect to the Company.

              9. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Underwritten Securities through the Representatives expressly for use in the Final Prospectus as amended or supplemented relating to such Securities.

              (b) Diamond Offshore will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary







         prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in any Exchange Act Report that has been included in any current report on Form 8-K filed by the Company and (ii) under the headings "Diamond Offshore", "Price Range of Diamond Offshore Common Stock and Dividend Policy" and "Description of Diamond Offshore Capital Stock" in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent a defense or counterclaim has been foreclosed. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it determines, jointly with any other







         indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

              (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such several proportions as are appropriate to reflect the relative benefits received by each of the Company and Diamond Offshore, severally, on the one hand and the Underwriters of the Underwritten Securities on the other from the offering of the Underwritten Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above and a defense or counterclaim has been foreclosed, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Diamond Offshore on the one hand and the Underwriters of the Underwritten Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Diamond Offshore, severally, on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by each of the Company and Diamond Offshore, severally, bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Diamond Offshore on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Diamond Offshore and the Underwriters







         agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Underwritten Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

              (f) The obligations of the Company and Diamond Offshore under this Section 9 shall be in addition to any liability which the Company and Diamond Offshore may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

              10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Securities set forth in
         Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Securities, and if such nondefaulting Underwriters do not purchase all the Underwritten Securities, this Underwriting Agreement will terminate without liability to any







         nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

              11. Termination and Liabilities. (a) This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Underwritten Securities, if after the date of this Underwriting Agreement and prior to such time there has occurred a development or event of the kind specified in Section 7(i), 7(j) or 7(k).

              (b) If this Underwriting Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof, and provided further that Sections 1A, 1B, 9 and 12 hereof shall survive such termination and remain in full force and effect.

              12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Underwritten Securities.

              13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, sent by or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or confirmed telecopy at 667 Madison Avenue, New York, New York 10021, attention of the Corporate Secretary; or, if sent to Diamond Offshore, will be mailed, delivered or confirmed telecopy at 15415 Katy Freeway, Houston, Texas 77094, attention of the Corporate Secretary.

              14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

              15. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

              16. Counterparts. This Underwriting Agreement may be signed in various counterparts







         which together shall constitute one and the same instrument.




























































              If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Diamond Offshore and the Underwriter.

                                            Very truly yours,

                                            LOEWS CORPORATION


                                            By:   /s/ Peter W. Keegan
                                                 --------------------------
                                                 Its: Senior Vice President
                                                 --------------------------

                                            DIAMOND OFFSHORE
                                              DRILLING, INC.



                                            By:   /s/ Robert E. Rose
                                                 --------------------------
                                                 Its: President and CEO
                                                 --------------------------


         The foregoing Agreement (including
         all Schedules and Exhibits hereto)
         is hereby confirmed and accepted as
         of the date specified in Schedule I
         hereto.




               /s/ Goldman, Sachs & Co.
              --------------------------
                (Goldman, Sachs & Co.)


         For itself and the other several
         Underwriters, if any, named in
         Schedule II to the foregoing
         Agreement.



















                                     SCHEDULE I


         Underwriting Agreement dated September 16 , 1997

         Representatives:    Goldman, Sachs & Co.
                             85 Broad Street
                             New York, New York  10004


         The Underwritten Securities shall have the following terms:


         Title:    3-1/8% Exchangeable Subordinated Notes due 2007


         Rank:     Subordinated Debentures


         Aggregate principal amount:  $1,000,000,000 (plus up to
                                      $150,000,000 aggregate principal
                                      amount of Option Underwritten
                                      Securities)


         Currency of payment:         U.S. Dollar


         Interest rate or formula:    3-1/8% per annum


         Interest payment dates:      March 15 and September 15


         Regular record dates:        March 1 and September 1


         Stated maturity date:        September 15, 2007


         Redemption:    In whole or in part at option of Company, on or
                        after September 15, 2002


         Exchange provisions:     Exchangeable into shares of the
                                  Underlying Securities at any time from
                                  and including October 1, 1998 and prior
                                  to the close of business on September 15, 2007, unless previously redeemed or repurchased, at an exchange rate of
                                  15.3757 shares per $1,000 principal
                                  amount of Underwritten Securities,
                                  subject to adjustment and to certain
                                  Company rights.


         Underlying Securities:   Common stock, par value $.01 per share,
                                  of Diamond Offshore.


         Listing requirements:    List the Underwritten Securities and the
                                  Underlying Securities on the New York
                                  Stock Exchange


         Fixed or Variable Price Offering:  Fixed Price Offering


                      If Fixed Price Offering, initial public
                           offering price per share:  100%





                  of the principal amount, plus accrued interest,
                          if any, from September 19, 1997.


         Purchase price:     98.00% of principal amount, plus accrued
                             interest, if any, from September 19, 1997.


         Form:     Global Security


         Closing date and location:   September 19, 1997
                                      Sullivan & Cromwell
                                      125 Broad Street
                                      New York, New York  10004


         Delayed Delivery Arrangements:     NONE.


         Modification of items to be covered by the letter from the Company's independent accountants delivered pursuant to Section 5(e) at the time this Underwriting Agreement is executed: NONE.






































                                     SCHEDULE II


                                                  Principal Amount of
         Underwriters                             Securities to be Purchased

         Goldman, Sachs & Co....................  $1,000,000,000

           Total................................  $1,000,000,000





                                    SCHEDULE III

                                               State of          States
         Subsidiary                          Incorporation      Qualified

         1.  Diamond Offshore Company             DE              TX, LA
         2.  Diamond Offshore General Company     DE              TX
         3.  Diamond Offshore Guardian Company    DE              TX
         4.  Diamond Offshore Southern Company    DE              TX
         5.  Diamond Offshore Management          DE              TX, LA
              ...Company
         6.  Diamond Offshore (USA) Inc.          DE              TX, LA
         7.  Diamond Offshore Alaska Inc.         DE              TX
         8.  Diamond Offshore Atlantic Inc.       DE              TX
         9.  Diamond Offshore (Mexico) Company    DE              TX
         10. Diamond Offshore Drilling Services,  DE              TX, LA
               Inc.
         11. Diamond Offshore International       DE              TX
               Corporation
         12. Diamond Offshore Enterprises, Inc.   DE              TX
         13. Cumberland Maritime Corporation      DE              TX
         14. Diamond Offshore Team Solutions,     DE              TX, LA
               Inc.
         15. Diamond Offshore Finance Company     DE              TX
         16. Diamond Offshore Perforadora, Inc.   DE              TX
         17. Diamond Offshore Development Company DE              TX
         18. Diamond Offshore (Indonesia), Inc.   DE              TX
         19. Diamond Offshore Drilling (Overseas) DE              TX
               Inc. (f/k/a Diamond Offshore
               Champion Inc.)
         20. Diamond Offshore Exploration         DE              TX
               (Bermuda) Limited
         21. Arethusa Off-Shore Company           DE              TX, LA
         22. Concord Drilling Limited             DE              TX
         23. Saratoga Drilling Limited            DE              TX
         24. Yorktown Drilling Limited            DE              TX
         25. Scotian Drilling Limited             DE              TX
         26. Heritage Drilling Limited            DE              TX
         27. Sovereign Drilling Limited           DE              TX
         28. Miss Kitty Drilling Limited          DE              TX
         29. Neptune Drilling Limited             DE              TX
         30. Whittington Drilling Limited         DE              TX
         31. Yatzy Drilling Limited               DE              TX
         32. Winner Drilling Limited              DE              TX
         33. Lexington Drilling Limited           DE              TX
















                                     EXHIBIT A



               [FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]



















































                                        -5-